Exhibit 10.2

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of May 9, 2025, by and between American Bitcoin Corp., a Delaware corporation (the “Company”), and the undersigned stockholder (the “Stockholder”) of Gryphon Digital Mining, Inc., a Delaware corporation (“Parent”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement (as defined below), in each case, solely as in effect on the date hereof and, in addition, all references to the Merger Agreement shall be the Merger Agreement (together with all annexes, exhibits and schedules) as in effect on the date hereof.

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent, GDM Merger Sub I Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub Inc.”), and GDM Merger Sub II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent (“Merger Sub LLC”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), providing for, among other things, the merger of Merger Sub Inc. with and into the Company (the “First Merger”), with the Company surviving the First Merger as a direct, wholly owned subsidiary of Parent, immediately followed by the merger of the Company with and into Merger Sub LLC (the “Second Merger” and, taken together with the First Merger, the “Mergers”), with Merger Sub LLC surviving the Second Merger as a direct, wholly owned subsidiary of Parent, in each case on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date of this Agreement, the Stockholder is the record or beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Parent Common Stock and other securities convertible into, or exercisable or exchangeable for, shares of Parent Common Stock, all as set forth on the signature page to this Agreement (collectively, the “Shares”); and

WHEREAS, the Company has required, as an inducement to the Company entering into the Merger Agreement, that the Stockholder enter into this Agreement.

Article I

VOTING

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.1 Agreement to Vote. The Stockholder agrees that, from and after the date of this Agreement and until the earlier to occur of (such earlier date, the “Voting Covenant Expiration Date”) (x) receipt of the Parent Stockholder Approval, (y) the Board of Directors of Parent effect a Parent Adverse Recommendation Change in accordance with the terms of the Merger Agreement and (z) the valid termination of the Merger Agreement in accordance with its terms, at the Parent Stockholder Meeting or any other meeting of the stockholders of Parent, however called, and at every adjournment or postponement thereof, or in connection with any written consent of the stockholders of Parent, in each case relating to any proposed action by the stockholders of Parent with respect to the matters set forth in Section 1.1(b) below (each, a “Voting Event”), the Stockholder shall, to the extent not legally prohibited:

(a) appear at each such Voting Event or otherwise cause the Shares that are capable of being voted and any voting securities of Parent acquired by the Stockholder after the date of this Agreement and prior to the record date of such Voting Event (the “Voting Shares”) owned beneficially or of record by the Stockholder to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, the Voting Shares: (i) in favor of approving the Transactions and any actions directly related thereto, including (A) the Parent Charter Amendment, (B) the Parent Share Issuance, (C) the Parent Reverse Split and (D) the Parent Stock Plan Amendment; (ii) in favor of the adoption and approval of any other proposals as (A) the SEC (or staff members thereof) may indicate are necessary in its comments to the Registration Statement or in correspondence related thereto or (B) reasonably requested by the Company or reasonably agreed by Parent and the Company to be necessary or appropriate in connection with the Transactions; (iii) in favor of any proposal to adjourn or postpone a meeting of the stockholders of Parent, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing on the date on which such meeting is held; (iv) [reserved]; and (v) against any other action, agreement or transaction that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone or discourage the Transactions or this Agreement or the performance by Parent of its obligations under the Merger Agreement or by the Stockholder of its obligations under this Agreement.

Prior to the Voting Covenant Expiration Date, the Stockholder shall not enter into any agreement or understanding with any Person with respect to the Shares, including to vote or give instructions with respect thereto, in any manner inconsistent with the foregoing clauses (a) or (b), or otherwise take any intentional action that would have (or would reasonably be expected to have) the effect of preventing the Stockholder from performing the Stockholder’s obligations hereunder.

Notwithstanding the foregoing, the Stockholder shall not be required to vote in favor of or support any action that has an adverse impact upon the Stockholder’s rights under any of the Parent Loan Documents (it being understood and agreed that the Merger Agreement as in effect on the date of this Agreement and the consummation of the transactions contemplated thereby shall not be deemed adverse to the Stockholder’s rights under the Parent Loan Documents).

1.2 Irrevocable Proxy. The Stockholder hereby irrevocably grants to, and appoints, the Company, and (with the Stockholder’s express written consent) any individual designated in writing by the Company, and each of them individually, as the Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote its Voting Shares, or grant a consent or approval in respect of its Voting Shares, in a manner consistent with Section 1.1(a)-(b) if the Stockholder has not voted such Voting Shares in a manner consistent with Section 1.1(a)-(b) at least five (5) Business Days prior to the applicable voting deadline. The Stockholder understands and acknowledges that the Company is entering into the Merger Agreement (as in effect on the date of this Agreement) in reliance upon the Stockholder’s execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy set forth in this Section 1.2 is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all actions and things that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL. Notwithstanding the foregoing, the proxy and appointment granted hereby shall be automatically revoked, without any action by the Stockholder on the earliest of, (x) upon any valid termination of this Agreement pursuant to Section 4.1, (y) without the Stockholder’s prior written consent, if the Merger Agreement is amended in any material respect or (z) the Voting Covenant Expiration Date.

1.3 Certain Adjustments. In case of a stock dividend or distribution of voting securities of Parent, or any change in the Parent Common Stock by reason of any stock dividend or distribution or any reclassification, recapitalization, stock split (including a reverse stock split), merger, combination, exchange, consolidation or similar readjustment of shares, the term “Voting Shares” shall be deemed to refer to and include the Voting Shares as well as all such stock dividends and distributions of voting securities of Parent and any voting securities into which or for which any or all of the Voting Shares may be changed or exchanged.

1.4 Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of Parent, and not in the Stockholder’s capacity as (a) a director, officer or employee of Parent or any of its Subsidiaries or (b) a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Parent in the exercise of his or her fiduciary duties as a director or officer of Parent or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of Parent or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary (including voting in favor of any Parent Adverse Recommendation Change) and no such action or omission shall be deemed a breach of this Agreement.

Article II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company solely on the date hereof as follows:

(a) Organization; Authority. If the Stockholder is not an individual, the Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of its organization (in the case of good standing, to the extent such jurisdiction recognizes such concept). If the Stockholder is not an individual, the Stockholder has the requisite corporate, limited liability company, partnership or trust power and authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. If the Stockholder is an individual, the Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder.

(b) Authorization; Validity of Agreement; Necessary Action. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming this Agreement constitutes the legal, valid and binding agreement of the Company, constitutes the legal, valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

(c) Ownership. As of the date of this Agreement, the number of shares of Parent Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by the Stockholder is reflected on the signature page to this Agreement. As of the date of this Agreement, the Shares are the only shares of Parent Common Stock held of record or beneficially owned by the Stockholder. Subject to the Transfers otherwise permitted by Section 3.1, and to the extent not legally prohibited, the Stockholder has and will have at all times through the Voting Covenant Expiration Date sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I or Article III of this Agreement, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Voting Shares with no limitations, qualifications or restrictions on such rights, subject to applicable laws and the terms of this Agreement. To the actual knowledge of the Stockholder, the Shares are free and clear of any Liens, which would impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d) No Violation. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement will not, (i) if the Stockholder is not an individual, contravene or conflict with the organizational or governing documents of the Stockholder, (ii) to the actual knowledge of the Stockholder (without any diligence) contravene or conflict with or constitute a violation by the Stockholder of any provision of any material Law (except any applicable securities Laws) binding upon or applicable to the Stockholder, (iii) to the actual knowledge of the Stockholder (without any diligence), require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority on the part of the Stockholder, except as to any filings that may be required under applicable securities Laws or (iv) to the actual knowledge of the Stockholder (without any diligence), result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any Contract binding upon the Stockholder or any of its respective Subsidiaries or result in the creation of any Lien (other than Permitted Liens) upon any of the Voting Shares, but with respect to the matters set forth in the foregoing clauses (iii) and (iv) solely as would not reasonably be expected to materially impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

2.2 Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders as follows:

(a) Organization; Authority. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b) Authorization; Validity of Agreement; Necessary Action. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of the Stockholder, constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

(c) No Violation. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations under this Agreement will not, (i) contravene or conflict with the organizational or governing documents of the Company, (ii) contravene or conflict with or constitute a violation by the Company of any provision of any Law binding upon or applicable to the Company or any of its properties or assets, (iii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority on the part of the Company, or (iv) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any Contract binding upon the Company or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company, except for any of the matters set forth in the foregoing clauses (iii) and (iv) as would not reasonably be expected to impair the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Article III

COVENANTS

3.1 Pre-Closing Transfer Restrictions. The Stockholder agrees that, commencing on the date of this Agreement and ending upon the Voting Covenant Expiration Date, the Stockholder shall not, in each case with respect to any of the Shares, or any interest therein, sell, transfer, distribute, gift or otherwise dispose of any of the Shares, or any interest therein (each, a “Transfer”), unless, in each case, the transferee or transferees shall execute an agreement that contains the same substantive covenants regarding voting and transfer as are contained in this Agreement. Any action taken in violation of this Section 3.1 shall be null and void ab initio.

3.2 No Contravening Actions. The Stockholder further agrees until the Voting Covenant Expiration Date not to take or agree or commit to take any action that would make any representation and warranty of the Stockholder contained in this Agreement inaccurate in any material respect. The Stockholder further agrees that it shall use its commercially reasonable efforts to, at the sole cost and expense of the Company and Parent and to the extent legally permissible, cooperate with any reasonable requests of Parent or the Company to effect the Transactions; provided that, notwithstanding the foregoing, the Stockholder shall not be required to provide any such cooperation that would reasonably be expected to result in the imposition of any restriction on the sale or Transfer of the Shares except as contemplated by Section 3.1 or that would reasonably be expected to result in any material liability to the Stockholder.

3.3 No Solicitation. The Stockholder will immediately cease, and will cause its respective Representatives acting on its behalf or at its direction with respect to the Transactions to immediately cease, any discussions or negotiations with any Person that may be ongoing with respect to any Parent Acquisition Proposal or any proposal that would reasonably be expected to lead to a Parent Acquisition Proposal. The Stockholder agrees that, from and after the date of this Agreement and until the Voting Covenant Expiration Date, the Stockholder shall not, directly or indirectly, nor shall the Stockholder authorize or permit any of its respective Representatives acting on its behalf or at its direction to, directly or indirectly, (1) except to the extent reasonably required to comply with applicable Law or legal process, solicit, initiate or knowingly encourage or induce (including by way of furnishing information), or take any other action designed to facilitate, any inquiry or the making of any proposal which constitutes, or would be reasonably expected to lead to, a Parent Acquisition Proposal, (2) knowingly engage in any discussions or negotiations regarding any Parent Acquisition Proposal or (3) execute or enter into any legally binding merger agreement, letter of intent, agreement in principle, acquisition agreement, joint venture agreement, partnership agreement or other similar agreement relating to or constituting a Parent Acquisition Proposal. The Stockholder acknowledges and agrees that, in the event any Representative (that is a director, manager, officer or employee of the Stockholder, but not as to any third-party professional (unless acting on behalf of or at the direction of the Stockholder) of the Stockholder (acting in its capacity as such and acting on behalf or at the direction of the Stockholder) takes any action that if taken by the Stockholder would be a breach of this Section 3.3, the taking of such action by such Representative will be deemed to constitute a breach of this Agreement (including this Section 3.3) by the Stockholder. Notwithstanding anything to the contrary in this Section 3.3, the Stockholder and its respective Representatives may engage in such activities at such times and to the extent that Parent or any of its Representatives is permitted to engage in such activities pursuant to the terms of the Merger Agreement.

3.4 Stockholder Information. The Stockholder hereby agrees that Parent, Merger Sub Inc., Merger Sub LLC and the Company may: (a) publish and disclose in the Offer Documents the Stockholder’s identity and ownership of shares of Parent Common Stock, and the nature of the Stockholder’s obligations under this Agreement; and (b) file this Agreement as an exhibit to any of the Offer Documents. The Stockholder hereby agrees to use commercially reasonable efforts to reasonably promptly provide the Company and Parent with such information regarding the Stockholder as the Company and/or Parent may reasonably require for the preparation of the Offer Documents, at the expense of the Company and Parent; provided that the Stockholder shall not be required to provide information to the extent that the provision of such information would reasonably be expected to result in any material liability to the Stockholder or would reasonably be expected to result in the imposition of any restriction on the sale or Transfer of the Shares except as contemplated by Section 3.1.

3.5 Litigation. To the extent not prohibited by applicable Law or legal obligation, the Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any Proceeding brought by the stockholders of Parent against Parent, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement (other than termination by its terms as set forth herein) or (b) alleging a breach of any fiduciary duty of Parent, the Company or any of their respective Representatives in connection with the evaluation, negotiation or entry into this Agreement or the Merger Agreement.

3.6 Additional Shares. In the event that the Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional securities of Parent with voting rights, or any other voting interest with respect to Parent, such securities and voting interests shall, without further action of the parties hereto, to the extent not legally prohibited and except to the extent prohibited by restrictions existing on such securities at the time of their acquisition by the Stockholder, be subject to the provisions of this Agreement, and the number of Shares set forth on the signature page to this Agreement will be deemed amended accordingly.

3.7 Further Assurances. From time to time and without additional consideration, the Stockholder shall execute and deliver, or cause to be executed and delivered, such additional certificates, instruments and other documents, and shall take such further actions, as reasonably necessary under applicable law to perform its obligations as expressly set forth under this Agreement; provided that the Stockholder shall not be required to provide any such further assurances to the extent that the provision thereof would reasonably be expected to result in any material liability to the Stockholder or would result in the imposition of any restriction on the sale or Transfer of the Shares except as contemplated by Section 3.1.

Article IV

MISCELLANEOUS

4.1 Termination. This Agreement shall terminate upon the earliest to occur of (a) Voting Covenant Expiration Date, (b) a Parent Adverse Recommendation Change to the extent permitted by, and subject to the applicable terms and conditions of, Section 6.02 of the Merger Agreement and (c) the valid termination of the Merger Agreement in accordance with its terms; provided, however, that the provisions of this Article IV shall survive any termination of this Agreement and shall continue to be binding upon the parties hereto. Except as set forth in the proviso of the preceding sentence, in the event of such valid termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party hereto; provided, however, that nothing herein shall relieve any party hereto from liability for any fraud, intentional misrepresentation or willful and material breach of any of its representations and warranties (in each case, (when made or deemed to have been made)), covenants or agreements set forth in this Agreement prior to the termination of this Agreement pursuant to clauses (a), (b) or (c) of this Section 4.1 nor shall such termination relieve the Company from its hold harmless, indemnity and expense reimbursement obligations towards the Stockholder.

4.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Voting Shares. All rights, ownership and economic benefits of and relating to the Voting Shares shall remain vested in and belong to the Stockholder, and the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Parent or exercise any power or authority to direct the Stockholder in the voting of any of the Voting Shares, except as otherwise provided in this Agreement.

4.3 Notices. All notices and other communications hereunder shall be in writing and delivered by email, and shall be deemed to have been duly delivered and received hereunder on the date of dispatch by the sender thereof (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto), in each case, as follows: (a) if to the Company, to the address set forth on the signature page hereto, and (b) if to the Stockholder, to the address set forth on the signature page hereto.

4.4 Mutual Drafting; Interpretation; Construction. Each party hereto has participated in the drafting of this Agreement, which each party hereto acknowledges is the result of extensive negotiations between the parties hereto. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only, do not constitute part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The word “will” shall be construed to have the same meaning as “shall.” The term “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its permitted successors and assigns. No provision of this Agreement will be interpreted in favor of, or against, any of the parties to this Agreement by reason of the extent to which any such party or its legal counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement, and no rule of strict construction will be applied against any party hereto.

4.5 Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (including by electronic communication) to the other parties hereto. No party hereto shall raise the use of email to deliver a signature or the fact that any signature or Contract was transmitted or communicated by email with scan attachment as a defense to the formation of a legally binding contract, and each such party forever waives any such defense.

4.6 Entire Agreement; Third-Party Beneficiaries. This Agreement (including any exhibits and schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties hereto, or any of them, with respect to the subject matter of this Agreement and thereof and is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder; provided, however, that Parent shall be an express third-party beneficiary of the Stockholder’s obligations under Sections 1.1, 3.1 and 3.2 and shall be entitled to enforce such obligations as if it were a party hereto.

4.7 Governing Law and Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL IN ALL RESPECTS BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION. Each of the parties hereto hereby irrevocably and unconditionally consents and submits, for itself and with respect to its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the appropriate respective appellate courts therefrom (or only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal court located in the State of Delaware and the appropriate respective appellate courts therefrom or only if such federal courts located in the State of Delaware decline to accept or do not have jurisdiction over a particular matter, any state court located in the State of Delaware) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the Transactions, and hereby waives, and agrees not to assert, as a defense in any action, suit or Proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject to the jurisdiction thereto or that such action, suit or Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or Proceeding shall be heard and determined in the Court of Chancery of the State of Delaware (or only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal court located in the State of Delaware and the appropriate respective appellate courts therefrom or only if such federal courts located in the State of Delaware decline to accept or do not have jurisdiction over a particular matter, any state court located in the State of Delaware). The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or Proceeding in the manner provided in Section 0 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS AND THEREBY OR TO THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.7.

4.8 Specific Performance. Each party hereto acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor and therefore fully intend for specific performance to be an available remedy for breaches of this Agreement. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Section 4.1, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party hereto and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 4.7(a), without proof of actual damages, this being in addition to any other remedy to which such party is entitled at Law or in equity. Each party hereto further agrees not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to object to a remedy of specific performance on the basis that a remedy of monetary damages would provide an adequate remedy for any such breach. Each party hereto further acknowledges and agrees that the agreements contained in this Section 4.8 are an integral part of the Mergers and the other Transactions and that, without these agreements, each party hereto would not enter into this Agreement. Each party hereto further agrees that the other party hereto shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.8, and irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

4.9 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

4.10 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other Governmental Authority declares that any term or provision of this Agreement is invalid, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the fullest extent possible.

4.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any of the parties hereto without the prior written consent of the other party hereto. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:

AMERICAN BITCOIN CORP.

By:	/s/ Matt Prusak
	Name:	Matt Prusak
	Title:	Chief Executive Officer

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

Anchorage Lending CA, LLC

By:	/s/ Julie Veltman
	Name:	Julie Veltman
	Title:	Authorized Signatory

Address and Email Address:

Shares Beneficially Owned:

Parent Common Stock: 8,287,984

Shares Underlying Warrants to Purchase Parent Common Stock: 5,530,198

Parent Equity Awards:

[Signature Page to Voting and Support Agreement]